UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by Plug Power Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Plug Power Inc.

Commission File No.: 001-34392

The following is the text of a message posted by Plug Power Inc. on its website on February 6, 2026:

How European Shareholders Can Vote Their Plug Power Shares

By: Andy Marsh, Plug CEO and Executive Chairman

First, we recognize that it has been challenging for European shareholders to vote. The effort so many of you have made to vote is astonishing – thank you.

The challenge is that some European shareholders experience additional steps when voting their shares due to differences in brokerage services outside the United States. While the process may take longer, European shareholders can successfully participate in shareholder votes by following the steps below.

This is very important: If your broker does not automatically provide proxy voting materials or a control number, you can still vote by working directly with the Company’s proxy solicitor, but you will need confirmation of your share ownership from your broker.

If you need help in voting – our proxy solicitor and our Investor Relations head are more than happy to help. The proxy solicitor information is Sodali & Co, at (833) 924-7453 or Plug@investor.sodali.com or reach out to Roberto Friedlander at rfriedlander@plugpower.com.

One last item – here was a tip from one European Shareholder who posted on Reddit.

If your broker does not automatically provide proxy voting materials or a control number, you can still vote by working directly with the Company’s proxy solicitor but you will need confirmation of your share ownership from your broker.

Step-by-Step Guide for European Shareholders

1. Check Your Brokerage Account First

Review your brokerage inbox or corporate actions section to see whether:

•	You received a proxy voting email or notice; or

•	A control number was provided.

Some non-U.S. brokers do not automatically distribute proxy materials.

2. Contact Your Broker if No Control Number Is Provided

If nothing is available:

•	Email or message your broker asking whether they can provide:

•	A control number; or

•	Written confirmation of your Plug Power share ownership as of the record date.

Note: Some international brokers may respond that they do not offer proxy voting services. This is common and does not mean you cannot vote.

3. Contact the Company’s Proxy Solicitor

If your broker cannot assist directly, contact the Company’s proxy solicitor –  Sodali & Co, at (833) 924-7453 or Plug@investor.sodali.com and explain:

•	Your broker does not provide a control number; and

•	You are a foreign shareholder seeking to vote.

The proxy solicitor can advise on alternative voting methods available to you.

4. Obtain Share Ownership Confirmation from Your Broker

The proxy solicitor may ask for written confirmation from your broker showing:

•	Your name;

•	Number of shares held; and

•	That you owned the shares as of the record date

This confirmation is typically sufficient in lieu of a control number.

5. Submit the Documentation to the Proxy Solicitor

Once you receive:

•	The proxy card (if provided), and

•	Your broker’s written ownership confirmation.

Send both to the proxy solicitor by email, following their instructions.

6. Await Confirmation

After submission:

•	The proxy solicitor will confirm whether your vote has been successfully recorded

•	No further action is typically required unless they contact you for clarification

Timing Expectations

Because this process involves multiple parties (your broker and the proxy solicitor), international voting may take several days. We encourage European shareholders to begin early to ensure sufficient time before the voting deadline.

We Appreciate Our Global Shareholders

Thanks for all the effort. We are really close – you can be the one who puts us over the top😊

Important Additional Information and Where to Find It
Plug has filed a definitive proxy statement and other relevant documents with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Special Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY because they contain important information about the matters to be voted on at the Special Meeting. Stockholders may obtain copies of these documents free of charge at the SEC’s website at www.sec.gov or on Plug’s website at www.plugpower.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information about the Company’s directors and executive officers is outlined in the definitive proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 9, 2025, and information about their ownership of Plug’s stock is outlined in the definitive proxy statement for the Special Meeting filed with the SEC on December 12, 2025.